SECOND AMENDMENT AND WAIVER

                          DATED AS OF MARCH 31, 1999 TO

                         MULTICURRENCY CREDIT AGREEMENT

                           DATED AS OF MARCH 18, 1998

     THIS  SECOND  AMENDMENT  AND  WAIVER,  dated as of  March  31,  1999  (this
"Amendment") is entered into among MIDDLEBY MARSHALL INC., a Delaware corporation ("Middleby"), the existing Subsidiaries of Middleby (together with Middleby, individually, a "Borrower" and collectively, the "Borrowers"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 (the "Bank").

                                    RECITALS:

     A. The Borrowers and the Bank have entered into a Multicurrency Credit Agreement dated as of March 18, 1998, as amended by that certain First Amendment dated as of July 4, 1998 (as amended, modified or supplemented, the "Agreement"; the terms defined in the Agreement and not otherwise defined herein shall be used herein as defined in the Agreement).

     B. The Borrowers have requested, and the Bank has agreed, that the Bank shall waive any Default or Event of Default arising out of the Borrowers' failure to satisfy the financial covenants set forth in Sections 7.13(a), 7.13(b) and 7.13(c) as measured as of the end of the fiscal quarter ending on January 2, 1999.

     C. The Borrowers and the Bank wish to amend the Agreement as hereinafter set forth.

     D. Therefore, the parties hereto agree as follows:

     1. AMENDMENT TO THE AGREEMENT.

     1.1 Section 1.1 of the Agreement. Section 1.1 of the Agreement is hereby amended as of the date hereof by inserting at the end of the definition of "Applicable Margin" the following:


          "Notwithstanding the foregoing, commencing on March 31, 1999 and for so long as the ratio of Indebtedness to EBITDA as determined pursuant to
     Section 7.13(b) shall be 3.5:1.0 or greater, the following percentages shall be in effect for all purposes under this Agreement and shall, during such period, replace the applicable percentages shown in the pricing grid above: (i) LIBOR or IBOR,

          2.00%,  (ii) Reference Rate,  0.50%,  (iii)  Commitment Fee, 0.35% and
     (iv) Letter of Credit Fee, 1.50%."

     1.2 Section 2.1 of the Agreement. Section 2.1 of the Agreement is hereby amended as of the date hereof by deleting it in its entirety and inserting the following in lieu thereof:

          "2.1 Amounts and Terms of Commitments. The Bank agrees, on the terms and conditions set forth herein, to make loans to any Borrower (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the date hereof to the Revolving Termination Date, in an aggregate principal Dollar Equivalent amount not to exceed (a) $10,000,000 at any time outstanding for all Borrowers (such amount as the same may be reduced pursuant to Section 2.6 or as a result of one or more assignments pursuant to Section 9.8, the Bank's "Commitment"), (b) the Aggregate Commitment Sublimit at any time outstanding for the Foreign Borrowers, or
     (c) with respect to any Foreign Borrower, the Individual Commitment Sublimit applicable thereto; provided, however, that, after giving effect to any Borrowing of Revolving Loans or issuance of a Letter of Credit, the aggregate principal Dollar Equivalent amount of all outstanding Revolving Loans plus the aggregate Dollar Equivalent amount of outstanding LC Obligations shall not exceed (a) the Commitment, (b) with respect to the Foreign Borrowers, the Aggregate Commitment Sublimit, (c) with respect to any Foreign Borrower, the Individual Commitment Sublimit applicable thereto. Within the limits of the Bank's Commitment, and subject to the other terms and conditions hereof, each Borrower may borrow under this
     Section 2.1, prepay  pursuant to Section 2.6 and reborrow  pursuant to this
     Section 2.1."

     1.3 Section 7.13(a) of the Agreement. Section 7.13(a) of the Agreement is hereby amended as of the date hereof by deleting it in its entirety and inserting the following in lieu thereof:

          "(a) Minimum Tangible Net Worth. Middleby and its Subsidiaries on a consolidated basis shall maintain at all times Tangible Net Worth equal to or greater than the sum of (a) $24,000,000 plus (b) an amount equal to 50% of Net Income earned during each of its fiscal quarters beginning with its fiscal quarter commencing April 4, 1999 (without reduction for net losses, if any)."

     1.4 Section 7.13(b) of the Agreement. Section 7.13(b) of the Agreement is hereby amended as of the date hereof by deleting it in its entirety and inserting the following in lieu thereof:

          "(b) Ratio of Indebtedness to EBITDA. Middleby and its Subsidiaries on a consolidated basis shall maintain a ratio of (a) Indebtedness to (b) EBITDA, measured at the end of each fiscal quarter for the four (4) immediately preceding fiscal quarters then ended, for such period ending on a date set forth below of not more than the amount set forth opposite such date:

                     Date                      Ratio
                     ----                      -----

                     4/3/99                    5.75:1.00
                     7/3/99                    5.75:1.00
                     10/2/99                   5.00:1.00
                     1/1/00                    4.00:1.00
                     4/1/00 and
                     each fiscal quarter
                     thereafter                3.5:1.00

     For purposes of testing compliance with this covenant, the term (i) "Indebtedness" shall include the present value of all capital lease obligations of Middleby and the Subsidiaries, determined as of any date the ratio is to be determined, and (ii) in the event that Middleby or any of its Subsidiaries shall have made an Acquisition involving any Person during any such fiscal quarter, the term "EBITDA" shall include the allocable earnings before interest, taxes, depreciation and amortization for the four
     (4) most recently completed fiscal quarters of such Person determined in accordance with GAAP, and, if GAAP is not applicable, determined in a manner agreed to in writing by the Bank and Middleby. For further purposes of testing compliance with this covenant, when the results of the fiscal quarter ending October 3, 1998 or the fiscal quarter ending January 2, 1999 are required for the calculation of Net

     Income in the calculation of EBITDA to determine such ratio, Middleby and its Subsidiaries are entitled to exclude as expenses from such calculation of Net Income the amounts of $1,525,000 and $1,932,000, respectively, which amounts refer to non-recurring charges taken in such fiscal quarters."

     1.5 Section 7.13(c) of the Agreement. Section 7.13(c) of the Agreement is hereby amended as of the date hereof by deleting it in its entirety and inserting the following in lieu thereof:

          "(c) Fixed Charge Coverage Ratio. Middleby and its Subsidiaries on a consolidated basis shall maintain a Fixed Charge Coverage Ratio, measured at the end of each fiscal quarter for the four (4) immediately preceding fiscal quarters then ended, for such period ending on a date set forth below of not less than the amount set forth opposite such date:

                     Date                      Ratio
                     ----                      -----

                     4/3/99                    1.00:1.00
                     7/3/99                    1.00:1.00
                     10/2/99                   1.00:1.00
                     1/1/00                    1.00:1.00
                     4/1/00 and
                     each fiscal
                     quarter thereafter        1.25:1.00

     In the event that Middleby or any of its Subsidiaries shall have made an Acquisition involving any Person during such immediately preceding fiscal quarter, then for purposes of calculating the Fixed Charge Coverage Ratio, Net Income shall include the allocable net income (adjusted as provided in the definition of the term "Fixed Charge Coverage Ratio") of such Person for the four (4) most recently completed fiscal quarters of such Person determined in accordance with GAAP, and, if GAAP is not applicable, determined in a manner agreed to in writing by the Bank and Middleby. For the purpose of testing compliance with this covenant, when the results of the fiscal quarter ending October 3, 1998 or the fiscal quarter ending January 2, 1999 are required for the calculation of Net Income in the calculation of EBITDA to determine such ratio, Middleby and its Subsidiaries are entitled to exclude as expenses from such calculation of Net Income the amounts of $1,525,000 and $1,932,000, respectively, which amounts refer to non-recurring charges taken in such fiscal quarters."

     1.6 Section 7.13(e) of the Agreement. The Agreement is hereby amended as of the date hereof by adding a Section 7.13(e) at the end of Section 7.13 as follows:

          "(e) Minimum EBITDA. Middleby and its Subsidiaries on a consolidated basis shall maintain EBITDA, measured on a cumulative basis as of the dates and for the periods set forth below, of not less than (i) $1,600,000 for the three-month period ending on April 3, 1999, (ii) $4,750,000 for the six-month period ending on July 3, 1999 and (iii) $8,500,000 for the nine-month period ending on October 2, 1999."

     1.7 Section 7.13(f) of the Agreement. The Agreement is hereby amended as of the date hereof by adding a Section 7.13(f) at the end of Section 7.13 as follows:

          "(f) Maximum Indebtedness. Middleby and its Subsidiaries shall not permit Indebtedness of Middleby and its Subsidiaries (excluding any Indebtedness arising from the BA Leasing Documents), at any time between and including March 31, 1999 and April 1, 2000, to exceed the sum of (i) eighty percent (80%) of their total accounts receivable derived from operations in the United States, plus (ii) fifty percent (50%) of their total inventory located in the United States, plus (iii) forty percent (40%) of their net fixed assets located in the United States, provided, that the Bank, in its sole discretion, may change any of the above percentages by providing notice of such change to Middleby based on the results of any field examination of the Borrowers' accounting records and operations."

     2. WAIVER. The Bank hereby waives any Default or Event of Default arising out of the failure of the Borrowers to satisfy the financial covenants under
Section 7.13(a), 7.13(b) and 7.13(c) of the Credit Agreement as measured as of the end of the fiscal quarter ending on January 2, 1999. This waiver by the Bank as described above shall not operate as a waiver of (i) any other right, power or remedy of the Bank under the Loan Documents or (ii) any other Default or Event of Default under the Agreement.

     3. WARRANTIES. To induce the Bank to enter into this Amendment, the Borrowers warrant that:

     3.1 Authorization. The Borrowers are duly authorized to execute and deliver this Amendment, and are and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform their obligations under the Agreement, as amended hereby.

     3.2 No Conflicts. The execution and delivery of this Amendment, and the performance by the Borrowers of their respective obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of each Borrower or of any agreement binding upon each Borrower.

     3.3 Validity and Binding Effect. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     4. CONDITIONS PRECEDENT. This Amendment shall be effective as of the date first written above upon the satisfaction of each of the following conditions precedent:

     4.1 Documentation. The Borrowers shall have delivered to the Bank this Amendment together with each of the following, all duly executed and dated the date hereof, in form and substance satisfactory to the Bank:

     (a) Resolutions. For each Borrower, as the Bank deems necessary, a copy, duly certified by the secretary or an assistant secretary of such Borrower, of
(i) resolutions of such Borrower's Board of Directors authorizing or ratifying the execution and delivery of this Amendment and authorizing the borrowings under the Agreement, as amended hereby, (ii) all documents evidencing other necessary corporate action, and (iii) all approvals or consents, if any, necessary with respect to this Amendment.

     (b) Incumbency. For each Borrower, as the Bank deems necessary, a certificate of the secretary or an assistant secretary of such Borrower certifying the names of such Borrower's officers authorized to sign this Amendment and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

     (c) Certification. A certificate of the president or chief financial officer of Middleby as to the matters set out in Sections 4.2, 4.3 and 4.4 hereof.

     (d) Other. Such other documents as the Bank may reasonably request.

     4.2 No Default. As of the date hereof, after giving effect to this Amendment, no Event of Default or Default shall have occurred and be continuing.

     4.3 Warranties. As of the date hereof, after giving effect to this Amendment, the representations and warranties in Article V of the Agreement and in Section 3 of this Amendment shall be true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

     4.4 Northwestern Notes. As of the date hereof, no default or event of default shall have occurred and be continuing under that certain Note Agreement dated January 1, 1995 between Middleby and Northwestern Mutual Life Insurance Company ("Northwestern") pursuant to which Middleby issued those certain $15,000,000 10.99% Senior Notes due on January 10, 2003 which are held by Northwestern.

     5. GENERAL.

     5.1 Expenses. The Borrowers agree to pay the Bank upon demand for all reasonable expenses, including reasonable attorneys' and legal assistants' fees (which attorneys and legal assistants may be employees of the Bank), incurred by the Bank in connection with the preparation, negotiation and execution of this Amendment.

     5.2 Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     5.3 Successors. This Amendment shall be binding upon the Borrowers and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Bank and the successors and assigns of the Bank.

     5.4 Confirmation of the Agreement. Except as amended and waived hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     5.5 References to the Agreement. Each reference in the Agreement to "this Agreement," "hereunder," "hereof," or words of like import, and each reference to the Agreement in any and all instruments or documents provided for in the Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement as amended hereby.

     5.6 Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

     5.7 Reaffirmation of Guaranty. Middleby and Asbury Associates, Inc., as guarantors (the "Guarantors") pursuant to that certain Continuing Guaranty (Multicurrency) dated as of March 18, 1998 (the "Guaranty") executed by the Guarantors in favor of the Bank hereby acknowledge and affirm to the Bank that notwithstanding the execution and delivery of this Amendment, the Guarantors hereby re-confirm the Guaranty and are and continue to be primarily liable for the Liabilities, as defined in the Guaranty.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Chicago, Illinois by their respective officers thereunto duly authorized as of the date first written above.

                                            MIDDLEBY MARSHALL INC., as Borrower
                                            and Guarantor

                                            By:_________________________________
                                            Name: John J. Hastings
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


                                            MIDDLEBY PHILIPPINES CORPORATION, as
                                            Borrower

                                            By:_________________________________
                                            Name: John J. Hastings
                                            Title: Vice President


                                            MIDDLEBY JAPAN CORPORATION, as
                                            Borrower

                                            By:_________________________________
                                            Name: John J. Hastings
                                            Title: Vice President


                                            ASBURY WORLDWIDE (TAIWAN) CO., LTD.,
                                            as Borrower

                                            By:_________________________________
                                            Name: John J. Hastings
                                            Title: Vice President


                                            ASBURY ASSOCIATES, INC., as Borrower
                                            and Guarantor

                                            By:_________________________________
                                            Name: John J. Hastings
                                            Title: Vice President
                                            ASBURY WORLDWIDE KOREA CO., LTD., as
                                            Borrower

                                            By:_________________________________
                                            Name: John J. Hastings
                                            Title: Vice President


                                            INTERNATIONAL  CATERING  EQUIPMENT
                                            AND SUPPLIES, INC., as Borrower

                                            By:_________________________________
                                            Name: John J. Hastings
                                            Title: Vice President


                                            ASBURY MEXICO, S.A. DE C.V., as
                                            Borrower

                                            By:_________________________________
                                            Name: John J. Hastings
                                            Title: Vice President


                                            ASBURY, S.L., as Borrower

                                            By:_________________________________
                                            Name: John J. Hastings
                                            Title: Vice President


                                            BANK OF AMERICA  NATIONAL  TRUST AND
                                            SAVINGS  ASSOCIATION, as Bank

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                      Certificate of Middleby Marshall Inc.

     I, the undersigned, Secretary of Middleby Marshall Inc. a Delaware corporation (the "Company"), DO HEREBY CERTIFY that:

1. This Certificate is furnished pursuant to Section 4.1 of that certain Second Amendment and Waiver dated as of March 31, 1999 (the "Amendment") to that certain Multicurrency Credit Agreement (as so amended and as previously amended, modified or supplemented, the "Credit Agreement"), between the Company, certain of its affiliates and Bank of America National Trust and Savings Association (the "Bank"). Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Credit Agreement.

2. There has been no change in the Certificate of Incorporation of the Company since April 3, 1998, such Certificate of Incorporation is in full force and effect as of the date hereof and no steps have been taken by the Board of Directors or the stockholders of the Company to effect or authorize any amendment or modification thereto.

3. There has been no change in the Bylaws of the Company since April 3, 1998, such Bylaws are in full force and effect as of the date hereof and no steps have been taken by the Board of Directors or the stockholders of the Company to effect or authorize any amendment or modification thereto.

4. Attached hereto as Exhibit I is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

5. The persons named in Exhibit II attached hereto have been duly elected, have duly qualified as and, on the date hereof, are officers of the Company holding the respective offices set forth therein opposite their names, and the signatures set forth therein opposite their names are their genuine signatures.

     WITNESS my hand and seal of the Company this 31st day of March, 1999.



                                            ____________________________________
                                            John J. Hastings

     I, the undersigned, David P. Riley, President of the Company, DO HEREBY CERTIFY that John J. Hastings is the duly elected and qualified Secretary of the Company and the signature above is his genuine signature.

     WITNESS my hand on this 31st day of March, 1999.



                                            ____________________________________
                                            David P. Riley

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER

                            OF MIDDLEBY MARSHALL INC.

Bank of America National Trust
   and Savings Association
231 South LaSalle Street
Chicago, Illinois 60697

Ladies/Gentlemen:

Reference is made to that certain Second Amendment and Waiver dated as of March 31, 1999 (the "Amendment") between Middleby Marshall Inc., a Delaware corporation ("Middleby"), the existing Subsidiaries of Middleby (together with Middleby, individually, a "Borrower" and collectively, the "Borrowers"), and Bank of America National Trust and Savings Association (the "Bank"). The Amendment effects certain amendments and a waiver, as described therein, to that certain Multicurrency Credit Agreement dated as of March 18, 1998 between the Borrowers and the Bank (as amended thereby and as previously amended, modified or supplemented, the "Agreement"). Unless otherwise defined herein, terms used in this certificate which are defined in the Agreement shall have the same meaning herein as therein.

In connection with the execution and delivery of the Amendment, the chief financial officer of Middleby hereby certifies to the Bank as follows:

     1. As of the date hereof, no Default or Event of Default has occurred and is continuing.

     2. The warranties in Article V of the Agreement and in Section 3 of the Amendment are true and correct as of the date hereof as though made on the date hereof, except for such changes as are specifically permitted under the Agreement.

     3. As of the date hereof, no default or event of default has occurred and is continuing under that certain Note Agreement dated January 1, 1995 between Middleby and Northwestern Mutual Life Insurance Company
          ("Northwestern") pursuant to which Middleby issued those certain $15,000,000 10.99% Senior Notes due on January 10, 2003 which are held by Northwestern.

Dated: March 31, 1999

Very truly yours,


                                            MIDDLEBY MARSHALL INC.

                                            By: ________________________________
                                            Name: John J. Hastings

                                            Title: Chief Financial Officer

                     Certificate of Asbury Associates, Inc.

     I, the undersigned, Secretary of Asbury Associates, Inc. a Florida corporation (the "Company"), DO HEREBY CERTIFY that:

6. This Certificate is furnished pursuant to Section 4.1 of that certain Second Amendment and Waiver dated as of March 31, 1999 (the "Amendment") to that certain Multicurrency Credit Agreement (as so amended and as previously amended, modified or supplemented, the "Credit Agreement"), between the Company, certain of its affiliates and Bank of America National Trust and Savings Association (the "Bank"). Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Credit Agreement.

7. There has been no change in the Articles of Incorporation of the Company since April 3, 1998, such Articles of Incorporation are in full force and effect as of the date hereof and no steps have been taken by the Board of Directors or the stockholders of the Company to effect or authorize any amendment or modification thereto.

8. There has been no change in the Bylaws of the Company since April 3, 1998, such Bylaws are in full force and effect as of the date hereof and no steps have been taken by the Board of Directors or the stockholders of the Company to effect or authorize any amendment or modification thereto.

9. Attached hereto as Exhibit I is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

10. The persons named in Exhibit II attached hereto have been duly elected, have duly qualified as and, on the date hereof, are officers of the Company holding the respective offices set forth therein opposite their names, and the signatures set forth therein opposite their names are their genuine signatures.

     WITNESS my hand and seal of the Company this 31st day of March, 1999.




                                            ____________________________________
                                            John J. Hastings

     I, the undersigned, David P. Riley, Chief Executive Officer of the Company, DO HEREBY CERTIFY that John J. Hastings is the duly elected and qualified Secretary of the Company and the signature above is his genuine signature.

     WITNESS my hand on this 31st day of March, 1999.


                                            ____________________________________
                                            David P. Riley